Exhibit 99.1

Cabot Oil & Gas Sets Many New Highs;

2008 Unprecedented

HOUSTON, February 12, 2009—Cabot Oil & Gas Corporation (NYSE: COG) today announced its 2008 results that included new record highs for reserves, production, earnings (excluding gain on sales) and cash flow.

•	Total proved reserves growth of 20 percent year-over-year, reaching 1,942 Bcfe, as the result of a 443 percent replacement of production.

•	Production for 2008 of 95.2 Bcfe, an 11 percent increase over 2007.

•	Net income of $211.3 million and earnings per share of $2.10.

•	Record cash flow levels, including $634.4 million for cash flow from operations, and $608.7 million for discretionary cash flow.

“Our marketplace has changed substantially since the start of 2008, but that does not detract from this level of achievement,” said Dan O. Dinges, Chairman, President and Chief Executive Officer. “Double-digit growth in reserves and production, along with exceptional financial results, made 2008 an outstanding year for Cabot.”

Full Year Financial Results

For 2008, Cabot reported net income of $211.3 million, or $2.10 per share, which compares favorably with the $167.4 million of net income, or $1.73 per share, recorded in 2007. Excluding the selected items in both 2008 and 2007 (detailed in the attached tables), the full year comparisons for net income would have been $232.8 million, or $2.31 per share, for 2008 versus $171.5 million, or $1.77 per share, for 2007. The selected items include impairments, gains and stock compensation charges.

The main drivers of the improved financial results were higher realized commodity prices and increased equivalent production, partially offset by higher operating expenses. Inclusive of realized hedge gains and losses for the year, natural gas prices rose 16 percent to $8.39 per Mcf for the entire Company and oil prices increased 33 percent to $89.11 per barrel.

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Expenses in each category other than exploration expense rose year-over-year, as a result of more activity in Cabot’s organic drilling program, completion of an acquisition and general market conditions that existed the first eight months of the year. Exploration expense declined between years primarily due to fewer dry holes.

Reserves and Production

“In 2008, Cabot had its largest investment program ever, which included a significant acquisition, extensive drilling and a large lease acquisition effort,” commented Dinges. “This program added nearly 500 Bcfe of reserves before taking into account the production for the year of 95.2 Bcfe and negative reserve revisions of 57.3 Bcfe, which was primarily due to lower year-end pricing.”

The gross increase was roughly two-thirds organic and one-third acquisition. The Company’s proved undeveloped portion of reserves grew slightly, to 30.6 percent (from 27.2 percent in 2007), due almost entirely to the higher PUD component of the acquired reserves. “Our reserves have been 100 percent audited since our inception as a public company,” stated Dinges. “Our finding cost for 2008 experienced an increase due to several factors, including an outsized lease acquisition budget primarily focused on the Marcellus, a proved producing property acquisition and inflationary pressures in all aspects of drilling and completions. Our drilling finding cost (additions only) for the year was $2.25 per Mcfe.” Details of finding cost are included in attached table.

Fourth Quarter

On the strength of higher levels of production and increased natural gas price realizations offset somewhat by cost increases for comparable fourth quarter periods, the Company reported net income of $43.7 million, or $0.42 per share, versus $42.0 million, or $0.43 per share, between 2008 and 2007, respectively. Excluding the selected items (detailed in the attached table), the comparison would have been $45.8 million in the fourth quarter 2008 versus $43.0 million in the fourth quarter 2007. Earnings per share, excluding the selected items, would have been $0.44 in both periods.

Balance Sheet

During 2008, the Company raised around $800 million through new debt and equity to fund its acquisition effort for both producing property and leases. This increase gave Cabot a year-end net debt to total adjusted capital ratio of 31.9 percent versus 23.6 percent for the 2007 year-end. “While up, this level remains very low by historical standards and affords us financial strength in this very trying environment,” said Dinges.

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Conference Call

Listen in live to Cabot Oil & Gas Corporation’s year-end and fourth quarter financial and operating results discussion with financial analysts on Friday, February 13, 2009 at 9:30 a.m. EST (8:30 a.m. CST) at www.cabotog.com. A teleconference replay will also be available at (800) 642-1687, (U.S./Canada) or (706) 645-9291 (International), pass code 80498112. The replay will be available through Sunday, February 15, 2009. The latest financial guidance, including the Company’s hedge positions, along with a replay of the web cast, which will be archived for one year, are available in the investor relations section of the Company’s website at www.cabotog.com.

Cabot Oil & Gas Corporation, headquartered in Houston, Texas is a leading independent natural gas producer with substantial interests in the Gulf Coast, including Texas and Louisiana; the West, with the Rocky Mountains and Mid-Continent; the East and in Canada. For additional information, visit the Company’s Internet homepage at www.cabotog.com.

The statements regarding future financial performance and results and the other statements which are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, market factors, the market price (including regional basis differentials) of natural gas and oil, results of future drilling and marketing activity, future production and costs, and other factors detailed in the Company’s Securities and Exchange Commission filings.

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CABOT OIL & GAS RESULTS — Page 4

OPERATING DATA

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
PRODUCED NATURAL GAS (Bcf) & OIL (MBbl)
Natural Gas
East	6.9	6.2	25.2	24.4
Gulf Coast	10.2	7.1	34.6	26.8
West	6.5	6.0	26.5	25.4
Canada	0.7	0.9	4.1	3.9

Total	24.3	20.2	90.4	80.5

Crude/Condensate/Ngl
East	6	6	23	26
Gulf Coast	153	143	585	606
West	42	40	165	180
Canada	4	4	21	18

Total	205	193	794	830

Equivalent Production (Bcfe)	25.6	21.4	95.2	85.5

PRICES
Average Produced Gas Sales Price ($/Mcf)
East	$7.90	$7.83	$8.54	$7.78
Gulf Coast	$8.53	$8.25	$9.23	$8.03
West	$6.36	$6.55	$7.28	$6.13
Canada	$6.66	$4.95	$7.62	$5.47
Total (1)	$7.71	$7.46	$8.39	$7.23

Average Crude/Condensate Price ($/Bbl)
East	$53.03	$87.93	$92.07	$66.97
Gulf Coast	$78.44	$82.95	$87.39	$67.17
West	$54.66	$85.96	$95.48	$67.86
Canada	$50.04	$82.08	$85.08	$59.96
Total (1)	$72.41	$83.69	$89.11	$67.16

WELLS DRILLED
Gross	99	102	432	461
Net	78	78	355	391
Gross Success Rate	92%	89%	97%	96%

(1)	These realized prices include the realized impact of derivative instrument settlements.

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Realized Impacts to Gas Pricing	$1.88	$1.00	$0.20	$0.99
Realized Impacts to Oil Pricing	$18.71	$(5.12)	$(6.33)	$(0.97)

CABOT OIL & GAS RESULTS — Page 5

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Operating Revenues
Natural Gas Production	$189,228	$150,462	$758,755	$581,640
Brokered Natural Gas	27,557	26,858	114,220	93,215
Crude Oil and Condensate	14,622	15,954	69,711	55,243
Other	1,059	643	3,105	2,072

	232,466	193,917	945,791	732,170

Operating Expenses
Brokered Natural Gas Cost	25,128	23,846	100,449	81,819
Direct Operations—Field and Pipeline	26,738	20,039	91,839	77,170
Exploration	12,436	18,529	31,200	39,772
Depreciation, Depletion and Amortization	74,840	41,442	226,915	162,993
Impairment of Oil & Gas Properties and Other Assets	35,700	—	35,700	4,614
General and Administrative (excluding Stock-Based Compensation)	8,350	7,093	39,615	35,473
Stock-Based Compensation (1)	4,994	2,722	34,570	15,302
Taxes Other Than Income	9,791	11,659	66,540	53,782

	197,977	125,330	626,828	470,925
Gain on Sale of Assets and Settlement of Dispute (2)	52,648	1,155	53,049	13,448

Income from Operations	87,137	69,742	372,012	274,693
Interest Expense and Other	13,705	5,697	36,389	17,161

Income Before Income Taxes	73,432	64,045	335,623	257,532
Income Tax Expense	29,732	21,998	124,333	90,109

Net Income	$43,700	$42,047	$211,290	$167,423

Net Earnings Per Share—Basic	$0.42	$0.43	$2.10	$1.73
Weighted Average Common Shares Outstanding	103,354	97,212	100,737	96,978

(1)

Includes the impact of the Company’s performance share awards and restricted stock amortization as well as expense related to stock options and stock appreciation rights. Also includes expense for the Supplemental Employee Incentive Plan which commenced in January 2008.

(2)

Includes post-closing transactions associated with the sale in the third quarter of 2006 of offshore and certain south Louisiana properties and a gain associated with the Company’s settlement of a dispute in the fourth quarter of 2008. The dispute settlement includes the value of cash and properties received.

CABOT OIL & GAS RESULTS — Page 6

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

(In thousands)

	December 31, 2008	December 31, 2007
Assets
Current Assets	$460,551	$217,483
Property, Equipment and Other Assets	3,241,113	1,939,334

Total Assets	$3,701,664	$2,156,817

Liabilities and Stockholders’ Equity
Current Liabilities	$378,913	$248,336
Long-Term Debt, excluding Current Maturities	831,143	330,000
Deferred Income Taxes	599,106	433,923
Other Liabilities	101,940	74,301
Stockholders’ Equity	1,790,562	1,070,257

Total Liabilities and Stockholders’ Equity	$3,701,664	$2,156,817

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)

(In thousands)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Cash Flows From Operating Activities
Net Income	$43,700	$42,047	$211,290	$167,423
Unrealized (Gain) / Loss on Derivatives	(1,649)	—	—	—
Impairment of Oil & Gas Properties and Other Assets	35,700	—	35,700	4,614
Income Charges Not Requiring Cash	80,092	44,140	242,538	179,234
Non-Cash Gain on Sale of Assets and Settlement of Dispute	(32,448)	(1,155)	(32,849)	(13,448)
Deferred Income Tax Expense	24,392	28,222	120,851	95,152
Changes in Assets and Liabilities	47,176	(5,062)	36,408	(10,610)
Stock-Based Compensation Tax Expense / (Benefit)	320	6,857	(10,691)	—
Exploration Expense	12,436	18,529	31,200	39,772

Net Cash Provided by Operations	209,719	133,578	634,447	462,137

Cash Flows From Investing Activities
Capital Expenditures	(258,849)	(140,248)	(1,423,188)	(557,211)
Proceeds from Sale of Assets	949	1,235	2,099	7,061
Exploration Expense	(12,436)	(18,529)	(31,200)	(39,772)

Net Cash Used in Investing	(270,336)	(157,542)	(1,452,289)	(589,922)

Cash Flows From Financing Activities
Sale of Common Stock Proceeds	1	2,785	316,230	5,099
Net Increase in Debt	47,000	35,000	517,000	110,000
Capitalized Debt Issuance Costs	(2,237)	—	(4,403)	—
Stock-Based Compensation Tax Expense / (Benefit)	(320)	(6,857)	10,691	—
Dividends Paid	(3,100)	(2,917)	(12,073)	(10,670)

Net Cash Provided by Financing	41,344	28,011	827,445	104,429

Net Increase / (Decrease) in Cash and Cash Equivalents	$(19,273)	$4,047	$9,603	$(23,356)

CABOT OIL & GAS RESULTS — Page 7

Selected Item Review and Reconciliation of Net Income and Earnings Per Share

(In thousands, except per share amounts)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
As Reported—Net Income	$43,700	$42,047	$211,290	$167,423
Reversal of Selected Items, Net of Tax:
Impairment of Oil & Gas Properties and Other Assets	22,384	—	22,384	2,870
Impairment of Unproved Properties (2)	10,653	—	10,653	—
Gain on Sale of Assets and Settlement of Dispute (3)	(33,010)	(723)	(33,263)	(8,369)
Stock-Based Compensation Expense	3,131	1,704	21,756	9,529
Unrealized Gain on Derivatives (1)	(1,040)	—	—	—

Net Income Excluding Selected Items	$45,818	$43,028	$232,820	$171,453

As Reported—Net Earnings Per Share	$0.42	$0.43	$2.10	$1.73
Per Share Impact of Reversing Selected Items	0.02	0.01	0.21	0.04

Net Earnings Per Share Including Reversal of Selected Items	$0.44	$0.44	$2.31	$1.77

Weighted Average Common Shares Outstanding	103,354	97,212	100,737	96,978

(1)

This unrealized gain is included in Natural Gas Production Revenues in the Condensed Consolidated Statement of Operations and represents the mark to market change related to a portion of a derivative not designated as a hedge in the second quarter of 2008.

(2)

This impairment of unproved properties represents a portion of the total impairment relating to the accelerated recognition of impairments on exploratory prospects in Mississippi, North Dakota and Montana that have been recognized due to the unprecedented decline in oil price and abandonment of exploration plans.

(3)

Includes post-closing transactions associated with the sale in the third quarter of 2006 of offshore and certain south Louisiana properties and a gain associated with the Company’s settlement of a dispute in the fourth quarter of 2008. The dispute settlement includes the value of cash and properties received.

Discretionary Cash Flow Calculation and Reconciliation

(In thousands)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Discretionary Cash Flow
As Reported—Net Income	$43,700	$42,047	$211,290	$167,423
Plus / (Less):
Unrealized Gain on Derivatives	(1,649)	—	—	—
Impairment of Oil & Gas Properties and Other Assets	35,700	—	35,700	4,614
Income Charges Not Requiring Cash	80,092	44,140	242,538	179,234
Non-Cash Gain on Sale of Assets and Settlement of Dispute	(32,448)	(1,155)	(32,849)	(13,448)
Deferred Income Tax Expense	24,392	28,222	120,851	95,152
Exploration Expense	12,436	18,529	31,200	39,772

Discretionary Cash Flow	162,223	131,783	608,730	472,747
Changes in Assets and Liabilities	47,176	(5,062)	36,408	(10,610)
Stock-Based Compensation Tax Expense / (Benefit)	320	6,857	(10,691)	—

Net Cash Provided by Operations	$209,719	$133,578	$634,447	$462,137

Net Debt Reconciliation

(In thousands)

	December 31, 2008	December 31, 2007
Current Portion of Long-Term Debt	$35,857	$20,000
Long-Term Debt	831,143	330,000

Total Debt	$867,000	$350,000
Stockholders’ Equity	1,790,562	1,070,257

Total Capitalization	$2,657,562	$1,420,257

Total Debt	$867,000	$350,000
Less: Cash and Cash Equivalents	(28,101)	(18,498)

Net Debt	$838,899	$331,502

Net Debt	$838,899	$331,502
Stockholders’ Equity	1,790,562	1,070,257

Total Adjusted Capitalization	$2,629,461	$1,401,759

Total Debt to Total Capitalization Ratio	32.6%	24.6%
Less: Impact of Cash and Cash Equivalents	0.7%	1.0%

Net Debt to Adjusted Capitalization Ratio	31.9%	23.6%

CABOT OIL & GAS RESULTS — Page 8

Finding Costs

($/per Mcfe)

Twelve Months Ended December 31, 2008
Additions	$2.25
Additions, Revisions	2.77
Additions, Revisions, Purchases	3.06
Additions, Revisions, Purchases and Lease Acquisition	3.42